                                                                 EXHIBIT 10.21

                             AMENDMENT AND ADDENDUM
                          TO HCC PARTICIPANT AGREEMENT


         This Amendment and Addendum to HCC Participant Agreement is entered into by and between THE HOTEL CLEARING CORPORATION, a Delaware corporation ("HCC"), and HYATT HOTELS CORPORATION ("Participant"), to be effective the date of the last signature of the parties to this Agreement. This Amendment and Addendum to HCC Participant Agreement is hereinafter called the "Amendment."


                                  AGREED FACTS

         1. HCC and Participant have heretofore entered into an HCC Participant Agreement (the "Participant Agreement") which is in full force and effect and pursuant to which both parties are fully performing.

         2. HCC and Participant have agreed to amend and supplement the Participant Agreement to provide for additional services to be performed by HCC and various other agreements ancillary thereto.

         3. HCC and Participant intend for this Amendment to set forth the entirety of their agreement reached this date with respect to the matters set forth herein.


                                   AGREEMENT

         FOR AND IN CONSIDERATION of the above-stated agreed facts, which are hereby acknowledged and confessed by the parties hereto as true and correct, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, HCC and Participant agree as follows:

         1. Subsection (iii) of 1.1 of the Participant Agreement is hereby deleted in its entirety.

         2. The following new definitions are hereby added to Section 1.1 of the Participant Agreement:

                 (viii) Non-Subscriber. A Non-Subscriber is any person or entity who has not executed an HCC Subscriber Agreement who makes reservations with a Participating Entity for a Non-Subscriber Commission.

                 (ix)     [*] are the [*] paid pursuant to this [*] by [*]



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         [*] made with [*] will be based on reservation information and commission rates [*]

                 (x) Non-Subscriber Transactions. A Non-Subscriber Transaction is a reservation, cancellation, no show, non-commissionable or partially commissionable message with respect to a transaction generated by a Non- Subscriber which is reported on a monthly billing statement.

         3. Sections 2.1(ii), (iii), (iv), and (vi) are hereby deleted in their entirety and are hereby replaced with the following:

                 (ii) provide billing statements for Subscriber and Non-Subscriber Commissions, Transaction Fees (as defined below), Non-Subscriber Transaction Fees (as defined below), and other fees, costs and expenses to Participant on a regular (normally monthly) basis as provided in Section 3 below;

                 (iii) debit Participant's designated bank account for such Subscriber and Non-Subscriber Commissions, Transaction Fees, Non-Subscriber Transaction Fees, and other fees, costs and expenses, no sooner than forty-eight (48) hours after providing billing statements for such Subscriber and Non- Subscriber Commissions Transaction Fees, Non-Subscriber Transaction Fees, and other fees, costs and expenses as provided in Section 3 below;

                 (iv) distribute collected Subscriber and Non-Subscriber Commissions to the appropriate Subscribers and Non-Subscribers based upon the information provided by Participant to HCC as set forth in the billing statements as provided in Section 3 below provided that for Non-Subscribers there shall be a maximum of ten (10) Non-Subscriber Transactions reported per billing statement;

                 (vi) provide telephone customer support services from 8:00 a.m. to 5:00 p.m., Central Standard time, Monday through Friday, exclusive of legal holidays for Subscriber transactions; and

         4. A new Section 2.1(vii) is hereby added to the Participant Agreement as follows:

                 (vii) provide Participant monthly property transaction reports which shall include the name of each property, the number of transactions for each property and an average cost per transaction.




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         5.      Section 3.4 is hereby deleted in its entirety.

         6. A new Section 3.11 is hereby added to the Participant Agreement as follows:

                 3.11 Fees and Costs for Processing Non-Subscriber Transactions. For each Non-Subscriber Transaction, Participant shall pay HCC monthly transaction fees ("Non-Subscriber Transaction Fees") of the greater of (i) [*] per Non-Subscriber Transaction reported on a billing statement or (ii) [*] for each billing statement issued plus all postage costs incurred by HCC to report Participant's Non-Subscriber Transactions. Participant shall pay HCC [*] for processing costs in addition to postage and the fees otherwise set forth herein.

                 Prior to the expiration of one year from the date of the Amendment to this Participant Agreement, Participant and HCC shall diligently and in good faith attempt to agree on Non-Subscriber Transaction Fees to be applicable to the Participant Agreement beginning the thirteenth month after the date of the Amendment. In the event Participant and HCC do not agree on Non-Subscriber Transaction Fees to be applicable to the Participant Agreement beginning the thirteenth month after the date of the Amendment, the Participant Agreement will terminate with respect to the processing and reporting of Non-Subscriber Transactions and Commissions.

         7. A new Section 3.12 is hereby added to the Participant Agreement as follows:

                 3.12 [*] Commissions in the travel agents' local currency. [*] in U.S. Dollars only.

         8. Section 4.1 of the Participant Agreement is hereby deleted in its entirety and is hereby replaced with the following:

                 4.1 Term of Agreement. The term of this Agreement, unless earlier terminated pursuant to the provisions of this Agreement, shall expire [*] This Agreement will be automatically renewed and extended for additional 12 month periods unless at least thirty days prior to the expiration of the initial term or at least thirty days prior to the expiration of any additional 12 month period, either party provides written notice to the other of its decision not to renew and extend.

         9. This Amendment shall be and hereby is incorporated into the Participant Agreement for all intents and purposes and all terms, provisions, and definitions of the Participant Agreement shall apply.




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         10.     Except where inconsistent with the terms of this Amendment, the Participant Agreement is hereby ratified and affirmed in all respects.


THE HOTEL CLEARING CORPORATION    HYATT HOTELS CORPORATION



By:                                        By:
   --------------------------                 -----------------------------
         John F.  Davis, III
         President                         Its:
                                               ----------------------------
Date:      2/14/96                         Date:
     ------------------------                   ---------------------------








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
                           HCC PARTICIPANT AGREEMENT

         This Agreement (the "Agreement") is entered into by and between THE HOTEL CLEARING CORPORATION, a Delaware corporation ("HCC"), and Hyatt Hotels Corporation, a Delaware corporation ("Participant"), to be effective the _____ day of ____________, 1991.

SECTION 1.       DEFINITIONS

         1.1 For purposes of this Agreement, the following definitions shall apply:

                 (i) Commissionable Reservations. Commissionable Reservations within a particular time period equals the number of reservations (both voice and electronic) processed through the HCC System within such time period that are identified as "commissionable" or "partially commissionable" on the transaction records provided by Participant to HCC.

                 (ii) HCC System. The HCC System is an automated clearinghouse system to provide for the coordination of reservation information, transfer of hotel reservation commissions and ancillary services to Subscribers and Participating Properties.

                 (iii)            [deleted by amendment]

                 (iv) Participating Entity. A Participating Entity is an operator of a hotel reservation system that has executed a HCC Participant Agreement.

                 (v) Subscriber. A Subscriber is any person or entity who has executed an HCC Subscriber Agreement and makes reservations with a Participating Entity. A list of current Subscribers will be provided by HCC to Participant by the twenty-fifth (25th) of each month.

                 (vi) Subscriber Commissions. Subscriber Commissions are the commissions paid by Participant to Subscribers for reservations made with Participant. Subscriber Commissions will be based on commission rates provided to HCC by the Participant.





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
                 (vii) UltraSwitch. UltraSwitch is a service of The Hotel Industry Switch Company ("THISCO"), which has certain common ownership with HCC, to provide an interface between Subscribers and hotel reservation systems with the capability to provide immediate room confirmation numbers for each hotel property participating in UltraSwitch.

SECTION 2.       THE HCC SYSTEM

         2.1 Duties of HCC. HCC will provide and operate the HCC System for the use and benefit of Participant and other Participating Entities. HCC will provide all reasonable and necessary technical support, hardware and software, and modifications to the HCC System to provide clearinghouse services to Participant as described below. Upon compliance with the terms of this Agreement by Participant, HCC will provide the following clearinghouse services to Participant:

              (i) identify Participant (and designated affiliates and franchisees of Participant) to Subscribers as being a HCC System Participant through the use of UltraSwitch or other central reservation system services (and, at the discretion of HCC, by distribution of other promotional materials), subject to the provisions of Section 5.2;

             (ii) provide billing statements for Subscriber and Non-Subscriber Commissions, [*] (as defined below) and other fees, costs and expenses to [*] on a regular (normally monthly) basis as provided in Section 3 below;

            (iii) debit [*] for such [*] and [*] and other fees, costs and expense, no sooner than forty-eight (48) hours after providing [*] for such [*] and other fees, costs and expenses as provided in Section 3 below;

             (iv) distribute collected Subscriber and Non-Subscriber Commissions to the appropriate Subscribers and Non-Subscribers based upon the information provided by Participant to HCC as provided herein;


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              (v)                 provide periodic (normally monthly) reports
to Participant and Subscribers reflecting exceptions to Subscriber Commissions based upon the data available to HCC through UltraSwitch; and

             (vi) provide telephone customer support services from 8:00 a.m. to 5:00 p.m., Central Standard time, Monday through Friday, exclusive of legal holidays.

A description of the currently anticipated procedures to be followed in the payment process is given on Exhibit "F" attached, although the timing and exact details of such procedures as implemented by HCC in operation of the HCC system may be different due to computer-related and other operational constraints. Such procedures are subject to change from time to time as circumstances require or as otherwise determined by HCC.

         2.2 Duties of Participant. Participant will cooperate fully with HCC personnel with respect to the implementation of the HCC System between the Subscribers and Participant. Participant specifically authorizes HCC to obtain information concerning reservations made with Participant from the UltraSwitch system and to use such information (i) as provided in the procedures described in Exhibit "F" and (ii) as otherwise approved in writing by the Board of Directors of HCC. Participant agrees to provide HCC all appropriate reservation information (including all reservations made electronically or by voice, whether directly to the property or through the use of a central reservation "800" phone number) no loss often than on a weekly basis. All information provided by Participant with respect to reservations, Subscribers and Subscriber Commissions must be complete and accurate to the best of Participant's ability, and must be inclusive of all the information necessary to permit HCC to provide the clearinghouse services described in Section 2.1. The initial information that Participant must provide to HCC is indicated on Exhibit "A". Because efficient and reliable operation of the clearinghouse services offered by the HCC System is dependent on the use of data from transactions carried by UltraSwitch, Participant agrees to run all of its electronic reservation transactions through the UltraSwitch system so long as it is a party to this Agreement.

         2.3 Schedule of Implementation of HCC System. HCC will proceed with the implementation of the HCC System, with a proposed HCC System activation date of April 1, 1992, but not later than September 30, 1992. For the purposes of this Agreement, the actual





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
activation date (the "Activation Date") will be the date that HCC notifies Subscriber that the HCC Board of Directors has determined that the HCC System is operational and capable of processing sufficient aggregate transaction volume of the Participating Entities. HCC will provide Participants with at least thirty (30) days' prior notice of activation of the HCC System. HCC will provide Participant with appropriate specifications to assist Participant in preparing for utilization of the HCC System at least one hundred twenty (120) days prior to the Activation Date.

         2.4 Modification or Enhancement of the HCC System or Participant System. HCC may in its sole discretion modify the operation or enhance the capability of the HCC System, and Participant agrees to cooperate with HCC in all modifications and enhancements of the HCC System. All significant modifications or enhancements will require the approval of the Board of Directors of HCC. If HCC determines that such modification or enhancement is likely to require Participant to make significant modifications to its central reservation system (any such modifications to be at Participant's sole expense), HCC will provide at least ninety (90) days' prior notice to Participant of such modification or enhancement. If Participant modifies its central reservation system after the Activation Date and such modification requires HCC to modify the HCC System, or to provide additional services to utilize information supplied by Participant as required by Section 2.2, Participant will pay HCC such additional amount agreed to by the parties based on HCC's standard consulting rate and all expenses incurred.

SECTION 3.       FEES, COSTS, AND PAYMENTS

         3.1 Fees. In order to permit HCC to obtain financing to permit the development of the HCC System, Participant agrees to pay the monthly contingency fee (the "Contingency Fee") of [*] multiplied by the Monthly Base Transactions indicated on Exhibit "B". The Contingency Fee will be payable on the first day of each month for a six (6) month period beginning on the later of April 1, 1992, or the Activation Date. Provided that the Activation Date has occurred, Participant's obligation to pay the Contingency Fee is absolute and shall continue until Participant is capable of and ready to deliver to the HCC System reservation commission data from at least seventy-five percent (75%) of its properties in the United States (calculated based on total number of rooms rather than number of individual hotels) in a regular and timely manner as contemplated by this Agreement ("Participant Readiness") and


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continues and delivers to HCC the volume of reservation commissions required for Participant Readiness after the Activation Date. At such time, Participant will begin paying transaction fees ("Transaction Fees") of [*] per Commissionable Reservation, and upon payment of such Transaction Fees, will be relieved of its obligations to pay any further Contingency Fees under this section. For the remainder, if any, of the six (6) month period referred to above, the Transaction Fees payable by Participant will be subject to a minimum monthly Transaction Fee of [*] multiplied by the Monthly Base Transactions indicated on Exhibit "B". If Participant Readiness (or the Activation Date, if later) occurs other than at the beginning of a month, Participant will receive a credit against the fees otherwise payable by Participant under this Agreement, in the amount of a pro rata portion of the Contingency Fee paid to HCC for that month, based upon the number of days in the month following Participation Readiness (or the Activation Date, if later). HCC may, at its sole discretion, change the Transaction Fees charged to Participant as provided above, upon ninety (90) days notice to Participant.

         The Board of Directors of HCC will have the right to verify Participant Readiness (whether through HCC personnel or independent third parties) and will have the right to modify or adjust the requirements for Participant Readiness, as long as it makes such determination in a uniform manner among other Participating Entities. Participant has been informed that HCC is reliant upon, and the obtaining by HCC of certain critical financing is dependent upon, Participant's agreement to and performance of Participant's obligations under this section. Participant acknowledges that the failure of Participant to meet its payment obligations under this section would substantially and materially damage the business of HCC and waives any and all defenses that it may have to the performance of such obligations. Participant hereby irrevocably consents to having the provisions of this Section 3.1 immediately and fully enforced in a court of law or equity and waives any and all defenses thereto.

         Participant hereby authorizes HCC to debit all such fees from Participant's designated bank account as provided in Exhibit "B". Participant is responsible for collection and payment to HCC of all such fees that are attributable to Participant and all of Participant's affiliates and franchises that utilize the HCC System under this Agreement.



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         3.2     Subscriber Commissions.  Participant agrees to make available for debit by HCC all Subscriber Commissions shown on billing statements as provided in Section 3.5. Participant hereby authorizes HCC to debit such Subscriber Commissions from Participant's designated bank account as provided in Exhibit "C". Participant is responsible for collection and payment to HCC of all such Subscriber Commissions that are attributable to Participant and all of Participant's affiliates and franchisees that utilize the HCC System under this Agreement. Payments to Subscribers will be made in appropriate local currency.

         3.3 Other Fees, Costs and Expenses. Participant also agrees to pay HCC at its standard consulting rate plus all expenses incurred for set up, handling, conversion and other services required for processing of information transmitted to HCC to satisfy the requirements of Section 2.2, above, unless a different fee arrangement with respect to such services is indicated on Exhibit "B". All of such fees must be approved by the Board of Directors of HCC. Participant hereby authorizes HCC to debit such fees from Participant's designated bank account as provided in Exhibit "B". HCC will give Participant prior notice of debits made under the terms of this Section 3.3. Participant is responsible for collection and payment to HCC of all such fees, costs and other expenses that are attributable to Participant and all of Participant's affiliates and franchisees that utilize the HCC System under this Agreement.

         3.4     [deleted by amendment]

         3.5 Billing Statements. Based upon the information provided HCC by or with respect to Participant pursuant to Section 2.2, above, HCC will provide periodic (normally monthly) billing



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
statements detailing (i) Subscriber Commissions to be paid by Participant for the period covered by such billing statement; (ii) Transaction Fees to be paid by Participant, based on Commissionable Reservations for the period covered by such billing statement; (iii) other fees, costs and additional expenses to be paid by Participant for the period covered by such billing statement; and (iv) [*] to be paid to [*] for the most recent quarterly period preceding such billing statement, which [*] and included in billing statements only on a quarterly basis. Items (i) through (iv) may be included on separate billing statements.

         3.6 Disputed Commissions. HCC will provide Participant and Subscribers with periodic reports indicated under Section 2.1(v) that will indicate any exceptions to Subscriber Commissions, based on discrepancies between information given HCC by Participant compared to other information available to HCC through UltraSwitch. With respect to all exceptions as to which Participant provides supporting documentation, HCC will forward such documentation to the appropriate Subscriber(s), and the Subscribers involved may pursue such dispute directly with Participant, but HCC will not have any liability to either Participant or such Subscriber with respect to the resolution of any disputed commission. No dispute concerning any Subscriber Commissions will in any way affect or reduce the obligations of Participant to
(i) timely pay all other Subscriber Commissions and (ii) timely pay to HCC all Transaction Fees and other fees, costs and additional expenses owed by Participant under this Agreement.

         3.7 Additional Authorizations. Participant agrees to execute and deliver to Participant's bank(s) debit authorization(s) in the form of Exhibit "E" attached hereto, and to execute and deliver to such bank(s) or other appropriate persons any and all documents, give to such bank(s) or other persons any and all directions, and to take all other actions that are necessary or appropriate to permit HCC to debit amounts to be paid hereunder by Participant directly from Participant's designated bank account(s).

SECTION 4.       TERM

         4.1 Term of Agreement. The initial term of this Agreement, unless earlier terminated pursuant to the provisions of this Agreement, shall expire [*] after the date of this Agreement. This Agreement will be automatically renewed and extended for additional twelve (12) month periods unless, at least



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thirty (30) days prior to the expiration of any additional twelve (12) month period, either party provides written notice to the other of its decision not to renew and extend.

SECTION 5.       TERMINATION

         5.1 Termination Upon Default. Upon the occurrence of an Event of Default (as defined below) by either party and the failure of such party to cure such default after notice and opportunity to cure as provided by Section
6.3 below, the nondefaulting party may terminate this Agreement at any time.

         5.2 Suspension of Status. Upon the occurrence of an Event of Default by Participant and the failure of Participant to cure such default after notice and opportunity to cure as provided by Section 6.3 below, then, if HCC does not terminate this Agreement under Section 5.1, until such time as such Event of Default is cured HCC shall have the right to suspend the status of Participant as a Participating Entity and to notify and all Subscribers of such default and suspension, whether through the UltraSwitch system, central reservation systems, or otherwise. Upon notification by Participant to HCC of any default in payment by any affiliate or franchisee of Participant of payments due under this Agreement and until notification by Participant of the cure of such default, HCC shall have the right to suspend the status of such affiliate or franchise as a Participating Entity and to notify all subscribers of such default and suspension.

SECTION 6.       DEFAULT

         6.1 Events of Default. Subject to Section 6.2 below, any one of the following will be considered an Event of Default:

            (i) The failure of either party to pay any amount due hereunder within the time required;

           (ii) The refusal or failure of either party to perform diligently and in good faith each and every material provision of this Agreement;

          (iii) The commencement by either party of a voluntary case under Chapter 11 or 7 of the United States Bankruptcy Code, as from time to time in effect, the commencement against either party of an involuntary case under said Chapter 11 or 7, either party seeking relief as a debtor under any applicable law, other than said





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Chapter 11 or 7, or any jurisdiction relating to the liquidation or reorganization of debtors or the modification of the rights of creditors, the entry of a court order adjudging the party bankrupt or insolvent, ordering its liquidation or reorganization or assuming custody or appointing a receiver or other custodian of its property, or its making an assignment for the benefit of, or entering into a composition with, its creditors;

           (iv)  The deferral [*] of payment of all [*], as provided in
Section 3.4, for more than two (2) consecutive calendar quarters; or

            (v) The failure by HCC to have obtained HCC Subscriber Agreements with respect to at least twelve thousand (12,000) travel agent/reservation provider locations within thirty-six (36) months following the Activation Date.

         Any such Event of Default shall not relieve the defaulting party from any of its obligations hereunder, and the non-defaulting party shall, except as provided in this Agreement, be entitled to whatever remedies at law or in equity are available to it.

         6.2 Force Majeure. It will not constitute an Event of Default if such event listed in Section 6.1 is caused by or results from acts of God, fire, war, civil unrest, accident, power fluctuations or outages, telecommunication fluctuations, outages or delays, utility failures, mechanical defects, or other events beyond the control of the defaulting party. However, if any such occurrence results in any of the events described in Section 6.1, and the same continues for more than thirty (30) consecutive days, either party may terminate this Agreement by providing notice as required herein.

         6.3 Cure Period. Upon the occurrence of an Event of Default, the non-defaulting party will give written notice to the defaulting party specifying the alleged default. The defaulting party will then be entitled to thirty (30) days from receipt of such notice within which to cure such default; provided, that in the case of a monetary default by Participant, Participant will only be allowed to cure such default within two (2) business days after receipt of such notice, by delivering that amount owed to HCC in good funds into HCC's bank account.

SECTION 7.       CONFIDENTIALITY




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         7.1     Proprietary Information.  During the term of this Agreement, it is acknowledged by Participant and HCC that each will receive confidential and proprietary information that is the property of the other party. All such confidential and proprietary information will be marked or otherwise identified as such and will be treated as confidential and proprietary subject only to disclosure where required by law. Such designation may be removed by each party making the designation. Participant acknowledges that it will have no access to and will not use UltraSwitch software or related property by reason of this Agreement, and that use of such UltraSwitch services by Participant would be permitted only under a separate agreement with THISCO. Participant acknowledges that it will have no access to and will not use the HCC System or related property, other than as specifically provided for in this Agreement, and that such system and related property is confidential and proprietary property of HCC. HCC acknowledges that the specific information concerning Participant's reservations, whether processed through the UltraSwitch system or otherwise provided by Participant to HCC outside of the UltraSwitch system, is the property of Participant, although Participant acknowledges HCC may use such information (i) as provided in the procedures described in Exhibit "F" and (ii) as otherwise approved in writing by the Board of Directors of HCC, as long as HCC removes any information that indicates the customer is a customer of Participant. The aggregate data from the HCC System will become the property of HCC. Any use of HCC service Marks or trade names by Participant is subject to prior written approval of HCC, provided, that Participant may describe the HCC System contemplated by this Agreement in its franchise offering circular and other materials as required by state or federal law. The provisions of this Section 7.1 will remain binding and in force and effect as long as such information remains confidential (other than by breach of this Agreement), notwithstanding the expiration or termination of this Agreement at any time.

SECTION 8.       INDEMNIFICATION

         8.1     Indemnification in the Event of Certain Losses.  Subject to
Section 9.2, Participant agrees to indemnify and hold harmless HCC and HCC's affiliates, directors, officers, employees and stockholders (other than Participant), from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) occurring as a result of or arising out of a material breach of this Agreement on account of Participant's fault, to the extent not caused by the fault of HCC ("HCC's





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Losses").  Subject to Section 9.2, HCC agrees to indemnify and hold harmless
Participant, and Participant's affiliates, directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) ("Participant's Losses") occurring as a result of or arising out of a material breach of this Agreement on account of HCC's fault to the extent not caused by the fault of Participant. Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this Section 8.1, such indemnified party will give prompt notice thereof to the indemnifying party and the indemnifying party will be entitled to participate therein or, to the extent that it wishes, assume the defense thereof with its own counsel. If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement. Whether or not the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable for any compromise or settlement of any such action or claim effected without its consent (which shall not be unreasonably withheld).

SECTION 9.       DISCLAIMER OF WARRANTIES

         9.1 Waiver of Warranties. HCC WILL NOT BE RESPONSIBLE OR LIABLE FOR ANY INACCURACIES IN THE DATA OR THE INFORMATION PROCESSED BY OR THROUGH THE HCC SYSTEM NOR WILL IT HAVE ANY LIABILITY FOR ANY ACT OR FAILURE TO ACT UNLESS EXPRESSLY SET FORTH HEREIN, EXCEPT TO THE EXTENT RESULTING FROM HCC'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE, ARE DISCLAIMED BY HCC AND WAIVED BY PARTICIPANT.

         9.2 No Consequential Damages. Neither party will be liable to the other for any consequential damages caused or resulting from





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any breach of this Agreement or arising out of the performance of this
Agreement, and each party hereby expressly waives such damages.

SECTION 10.      MISCELLANEOUS

         10.1 Arbitration of Disputes. Any controversy or claim arising out of or relating to this contract, or the breach thereof, will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be a panel of three arbitrators. Each party will select one arbitrator with thirty (30) days of notice of the dispute, and the two (2) arbitrators selected shall select a third neutral arbitrator within thirty (30) days after the second arbitrator is chosen. All reasonable and necessary costs and fees (including attorney's fees) incurred in connection with the arbitration will be borne by the losing party or assessed in the award as otherwise deemed appropriate by the arbitrators. If the demand for arbitration is initiated by Participant, venue of the arbitration proceedings will be determined by HCC.
If the demand for arbitration is initiated by HCC, venue of the arbitration proceedings will be determined by Participant.

         10.2 Non-Exclusive Agreement. Each party acknowledges that this is not an exclusive agreement with respect to reservations commissions clearinghouse services and that each party may contract with other parties providing same or similar services.

         10.3 Status of Parties. This Agreement will not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length. HCC will not be deemed by this Agreement to be granting a license to Participant, with respect to UltraSwitch, the HCC System or any software or service mark related thereto, or otherwise, this being a contract for the use and rendering of services only.

         10.4 Assignment. This Agreement is not assignable by HCC or Participant without the prior written consent of the nonassigning party, and such consent shall not be unreasonably withheld or delayed.

         10.5 Notices. All notices and other communications contemplated hereby must be in writing (except in the case of electronically transmitted data) and (a) personally delivered, (b) deposited in the United States mail, first- class, registered or certified mail, return receipt requested, with postage prepaid, (c) sent by overnight courier service (for next business day delivery), shipping prepaid, (d) sent by telecopy with confirmation of receipt of telecopy to the number indicated, or (e) transmitted directly to the recipient by electronic data transmission pursuant to arrangements made between the parties. Such notices and other commissions (except in the case of electronically transmitted data) shall be addressed as follows:

         IF TO HCC:                                IF TO PARTICIPANT:
         3811 Turtle Creek Blvd.                   200 West Madison
         Dallas, TX 75219                          Chicago, Illinois 60606
         Attention: John F. Davis, III             Attention: General Counsel
         (if by telecopy to:                       (if by telecopy to:
         (214) 528-5675)                           (312) 750-8581)

or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices will be deemed given and received (i) at the time of personal delivery, (ii) if sent by U.S. Mail, three (3) business days after mailing, (iii) if sent by overnight courier, one
(1) business day after such sending, (iv) if sent by telecopy, upon receiving of confirmation of receipt of the telecopy at the number indicated, or (v) in the case of electronically transmitted data, when received.

         10.6 Controlling Law. This Agreement will be interpreted pursuant to the laws of the State of Texas without reference to its conflict of laws principles. Subject to the agreement to arbitrate and the jurisdiction and venue provisions set forth in section 10.1 hereof, any action brought relating to or arising out of this Agreement must be brought in the state or federal courts situated in the county and state of the residence or principal place of business of the party against whom the action is brought (or any of them, if more than one).

         10.7 Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement between HCC and Participant with respect to the provision of services under the HCC System, and supersedes and replaces any and all other agreements and representations, verbal or written, with respect to the subject matter of this Agreement. There are no representations, warranties or agreements made or relied upon by either party with respect to the subject matter of this Agreement that are not contained in this Agreement.

         10.8 Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the legal representatives, successors and duly authorized assigns of each party whether resulting from merger, acquisition, reorganization or assignment pursuant to the terms hereof.

         10.9 Confidentiality of the Agreement. The parties agree that the terms and provisions of this Agreement will be kept confidential and shall be disclosed only to those persons and entities as required by law or as permitted by the other party hereto. The parties may, however, disclose the existence of this Agreement to any person or entity.

AGREED to as of the date first written above.

THE HOTEL CLEARING CORPORATION    HYATT HOTELS CORPORATION



By:                                     By:
   -----------------------------           ----------------------------
   John F. Davis, III,
   President                            Title:
                                              -------------------------

                                  EXHIBIT "A"


            Initial Information to be Provided by Participant to HCC


The fields in each commission record are the following:

-Record identifier                required                                    validated
-Chain record number              required                         check for duplicates
-Chain/Brand code                 required                                    validated
-Booking source                   required                                    validated
-Property ID                      required                                    validated
-PNR Number                       optional                                    no checks
-Confirmation number              required                           validated presence
-Cancellation number              optional                                    no checks
-Corporate ID number              optional                                    no checks
-Subscriber IATA number           required                           validated HCC User
-Group/Guest last name            required                           validated presence
-Group/Guest first name           optional                                    no checks
-Status code                      required                                    validated
-Reason code                      optional                         if present, validate
-Arrival date                     required                         validated, no future
-Departure date                   required                         validated, no future
-Number of nights                 required                           validated presence
-Number of rooms                  required                           validated presence
-Commissionable revenue           required                           validated, no neg.
-Gross Commission                 required                           validated, no neg.
-Adjustment amount                required                           validated presence
-Net Commission due               required                         validate computation
-Currency code                    required                                    validated
-Comments                         optional                                    no checks

                                  EXHIBIT "B"


                                Participant Fees

         1.      Contingency Fees and minimum Transaction Fees as provided in
Section 3.1 of the Agreement will be based upon [*] Annual Base
Transactions, or Monthly Base Transactions of [*] (Annual Base Transactions divided by 12).

         2. Transaction Fees and other fees, costs and expenses payable under the Agreement are to be debited directly from Participant's bank account, described as follows:


         Bank Name:
                   -------------------------------------------------
         Account Number:
                        --------------------------------------------
         Other Appropriate Information:
                                       -----------------------------

         -----------------------------------------------------------

         -----------------------------------------------------------

         3. Transaction Fees and other fees, costs and expenses payable under the Agreement that are listed in the billing statements provided to Participant by HCC as provided in Section 3.5 of the Agreement will automatically be debited from the account designated above, not less than forty-eight (48) hours following receipt of such billing statements. The Contingency Fee will automatically be debited from the account designated above on the first business day of each month during which the Contingency Fee is payable.



                                               *Confidential Treatment Requested

                                  EXHIBIT "C"

                             Subscriber Commissions

         1. Subscriber Commissions are specified in the record field "Net Commission Due" as described on Exhibit "A".

         2. Subscriber Commissions are to be debited directly from Participant's bank account, described as follows:

                                           [Bank Name]
                                           [Account Number]
                                           [Other Appropriate Information]

         3. Subscriber Commissions listed in the billing statements provided to Participant by HCC as provided in Section 3.5 of the Agreement will automatically be debited from the account designated above, not less than forty-eight (48) hours following receipt of such billing statements.

                                  EXHIBIT "D"

                            [deleted by amendment]

                                  EXHIBIT "E"

                              DEBIT AUTHORIZATION


TO:              [Bank]

RE:              [Account Number and identification]

DATE:


                 The undersigned hereby authorizes The Hotel Clearing Corporation to debit the undersigned's account identified above, and to transfer sums from such account by wire transfer, debit memo, draft or check, all without further instruction or verification of such transfer instructions from the undersigned. This authorization will remain in full force and effect until written notification of cancellation is given by the undersigned to the bank or other financial institution identified above.




                                      ------------------------------



                                      By:
                                         ---------------------------

                                      Title:
                                            ------------------------

                                  EXHIBIT "F"

                              PROPOSED PROCEDURES

                                   (attached)